Exhibit 99.1

FOR IMMEDIATE RELEASE

Southwest Gas Simplifies Corporate Structure to Maximize Stockholder Value

Reaches Agreement to Sell MountainWest Pipelines for $1.5 Billion to Williams

Decides to Spin Off Centuri, Creating Two Focused, Independent Companies

Centuri, a Leading Independent Utility Infrastructure Services Business, Positioned for Continued Profitable Growth at the Forefront of Infrastructure Modernization and Energy Transition

Southwest Gas Holdings to Become Fully Regulated Natural Gas Utility with Continued Focus on Providing Safe, Reliable, Sustainable and Affordable Energy across Arizona, Nevada and California

LAS VEGAS – Dec. 15, 2022 – Southwest Gas Holdings, Inc. (NYSE: SWX) (“Southwest Gas” or the “Company”) today announced that its Board of Directors unanimously determined to take strategic actions to simplify the Company’s portfolio of businesses. These actions include entering into a definitive agreement to sell 100% of MountainWest Pipelines Holding Company (“MountainWest”) in an all-cash transaction to Williams (NYSE: WMB) for $1.5 billion in total enterprise value, subject to certain adjustments. Additionally, the Company determined it will pursue a spin-off of its wholly owned subsidiary, Centuri Group, Inc. (“Centuri”), to form a new independent publicly traded utility infrastructure services company.

E. Renae Conley, Chair of the Board, said, “After carefully evaluating all available alternatives, we are confident that simplifying our corporate structure and creating two focused industry leaders is the right outcome of our strategic review. Southwest Gas will be a leading fully regulated natural gas utility with an optimized balance sheet that will enable continued investment in safety, customer service and infrastructure and a stable and competitive dividend policy.”

Ms. Conley continued, “Centuri will benefit from a management team focused on its comprehensive service capabilities, blue-chip customer base and increasing national investments in utility infrastructure, 5G and renewables. The strategic actions we are taking create the opportunity for stockholders to own two leading independent companies poised for long-term sustainable value creation.”

Karen S. Haller, President and Chief Executive Officer of Southwest Gas, stated, “At Southwest Gas, we take pride in the critical responsibility we have to provide reliable, sustainable and affordable energy to our Arizona, Nevada and California-based customers. These transactions will allow the Company to exclusively focus on our obligations to the communities we serve while continuing to exceed customer expectations and build on the significant growth potential we have already started to realize. We have an exciting opportunity to optimize Southwest Gas in order to deliver an expected return on equity of more than 8% while continuing to invest in our utility operations and maintaining industry-leading customer satisfaction. We believe that both MountainWest and Centuri will also be best positioned to thrive following the completion of the transactions and have conviction that the strategic decisions we are announcing today will be in the best interest of all stakeholders over the long-term.”

Strategic Rationale

The separation is expected to drive value for all stakeholders and create a number of benefits for Southwest Gas and Centuri, including:

•	Unlocking value for stockholders and enhancing value transparency through more direct comparability to pure-play industry peers and stronger stockholder alignment;

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Providing stockholders with ownership in two independently traded public companies with compelling financial profiles that more accurately reflect the strengths and opportunities of each business, resulting in more efficient capital allocation for both businesses;

•	Ensuring each management team can solely focus on optimizing and executing their growth plans and facilitating more tailored alignment of executive compensation;

•	Returning Southwest Gas to its core foundation as a fully regulated natural gas utility, and unlocking long-term strategic flexibility;

•	Positioning Southwest Gas to deliver more predictable earnings results;

•	Providing Southwest Gas stronger financial flexibility with additional balance sheet capacity reinforcing its commitment to maintain investment grade credit ratings;

•	Allowing Southwest Gas to maintain a stable and competitive dividend policy;

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Enabling Southwest Gas to continue its focus on optimization, including generating a return on equity (“ROE”) of greater than 8%, and its focus on cost savings to enhance customer affordability and stockholder value;

•	Allowing Southwest Gas to continue to pursue sustainable energy solutions to meet the expectations of the customers and communities the utility serves, while further elevating customer focus; and

•	Realizing Centuri’s significant growth potential without any broader business mix limitation considerations.

Sale of MountainWest

Under the terms of the transaction, Southwest Gas will sell 100% of MountainWest to Williams for $1.5 billion in total enterprise value, subject to certain adjustments. Net proceeds will be used to repay the Company’s approximately $1.1 billion term loan.

MountainWest operates over 2,000-miles of interstate natural gas pipeline systems primarily located across Utah, Wyoming and Colorado, totaling approximately 8,031 million dekatherms per day of transmission capacity. MountainWest also holds 56 billion cubic feet of total storage capacity, including Clay Basin, the largest underground storage reservoir in the Rocky Mountain Region.

The transaction is expected to close in 2023, following regulatory approvals and the expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

The transaction represents an estimated loss of $350—$425 million for Southwest Gas, net of tax.

Spin-Off of Centuri

The Board of Directors has unanimously decided to pursue a spin-off of Centuri. Upon completion, the separation will result in two independent publicly traded companies: Southwest Gas and Centuri. The Company is taking actions immediately to execute this transaction and plans to begin making necessary filings in the first quarter of 2023.

As a standalone, independent company, Centuri, a utility services platform diversified across the U.S. and Canada, will continue to be an industry leader at the forefront of infrastructure modernization. Centuri is positioned to support the energy transition given its extensive infrastructure capabilities and attractive blue-chip customer base comprised of a diverse range of utilities. With highly recurring revenue underpinned by long-term master service agreements and stable contracts, Centuri is expected to generate strong cash flows to optimize its capital structure, invest in business prospects and provide attractive returns to stockholders.

Centuri has already been operating using a standalone business model and, as such, Southwest Gas is not anticipating any material changes to Centuri’s operations and cost structure, nor is Southwest Gas expecting significant dis-synergies at Southwest Gas or Centuri as a result of the spin-off. Centuri’s cost structure will continue to be evaluated in the ordinary course of management’s review of operations for savings opportunities.

The separation is expected to be completed in approximately 12 months and to be tax free to Southwest Gas and its stockholders for U.S. federal income tax purposes. The separation will be subject to, among other things, finalizing the transaction structure, final approval by Southwest Gas’ Board of Directors, approval by the Arizona Corporation Commission, the receipt of a favorable Internal Revenue Service private letter ruling relating to the tax-free nature of the transaction and the effectiveness of a registration statement that will be filed with the U.S. Securities and Exchange Commission. Further details related to capital structure, board composition and other elements of the transaction will be announced at a later date. There can be no assurance regarding the ultimate timing of the proposed transactions or that the transactions will be completed.

Advisors

Moelis & Company LLC is serving as financial advisor to the Strategic Transactions Committee of the Southwest Gas Board of Directors for the sale of MountainWest and the spin-off of Centuri.

Lazard is serving as financial advisor to Southwest Gas for the sale of MountainWest and the spin-off of Centuri.

UBS Investment Bank is serving as a financial advisor to Southwest Gas for the spin-off of Centuri.

TD Securities and J.P. Morgan are serving as co-financial advisors to Williams.

Morrison & Foerster LLP is serving as legal advisor to Southwest Gas for the sale of MountainWest and the spin-off of Centuri. Davis Polk & Wardwell LLP is serving as legal advisor to Williams.

Conference Call

The Company will host a conference call today, Thursday, December 15, 2022 at 10:00 a.m. ET to discuss the transactions. The associated press release and presentation slides will be available at https://investors.swgasholdings.com/investor-overview. The discussion may include business, financial or other information not contained in this press release.

The call will be webcast live on the Company’s website at https://investors.swgasholdings.com/events-and-presentations/upcoming-events. The telephone dial-in numbers are: 1-844-695-5521 or international 1-412-317-5438. The conference ID is 10173873. The webcast will be archived on the Southwest Gas website.

About Southwest Gas

Southwest Gas Holdings currently has three business segments:

Southwest Gas Corporation is a dynamic energy company committed to exceeding the expectations of over 2 million customers throughout Arizona, Nevada, and California by providing safe and reliable service while innovating sustainable energy solutions to fuel the growth in its communities.

Centuri is a strategic infrastructure services company that partners with regulated utilities to build and maintain the energy network that powers millions of homes and businesses across the United States and Canada.

MountainWest operates over 2,000 miles of highly contracted, FERC-regulated interstate natural gas pipeline providing transportation and underground storage services in the Rocky Mountain region.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements include, without limitation, statements regarding Southwest Gas Holdings, Inc. (the “Company”) and the Company’s expectations or intentions regarding the future. These forward-looking statements can often be identified by the use of words such as “will”, “predict”, “continue”, “forecast”, “expect”, “believe”, “anticipate”, “outlook”, “could”, “target”, “project”, “intend”, “plan”, “seek”, “estimate”, “should”, “may” and “assume”, as well as variations of such words and similar expressions referring to the future, and include (without limitation) statements regarding expectations of a sale of MountainWest, spin-off of Centuri, the tax-free nature of the spin-off of Centuri, Southwest Gas’ future dividends, and Southwest Gas Corporation’s future return on equity. A number of important factors affecting the business and financial results of the Company could cause actual results to differ materially from those stated in the forward-looking statements. These factors include, but are not limited to, the timing and impact of executing (or not executing) on strategic alternatives, including whether we will spin-off Centuri and/or sell MountainWest, the timing and amount of rate relief, changes in rate design, customer growth rates, the effects of regulation/deregulation, tax reform and related regulatory decisions, the impacts of construction activity at Centuri, the potential for, and the impact of, a credit rating downgrade, the costs to integrate MountainWest, future earnings trends, inflation, interest rates, sufficiency of labor markets and similar resources, seasonal patterns, current and future litigation, and the impacts of stock market volatility. Factors that could cause actual results to differ also include (without limitation) those discussed under the heading “Risk Factors” and “Quantitative and Qualitative Disclosure about Market Risk” in Southwest Gas Holdings, Inc.’s most recent Annual Report on Form 10-K and in the Company’s and Southwest Gas Corporation’s current and periodic reports, including our Quarterly Reports on Form 10-Q, filed from time to time with the U.S. Securities and Exchange Commission. The statements in this press release are made as of the date of this press release, even if subsequently made available by the Company on its website or otherwise. The Company does not assume any obligation to update the forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future developments, or otherwise.

Contacts

Investor Relations: Jamila Hashem, swx_ir@fticonsulting.com

Media: Sean Corbett, (702) 876-7219, sean.corbett@swgas.com; or

Joele Frank, Wilkinson Brimmer Katcher, Dan Katcher / Tim Lynch / Tanner Kaufman, (212) 355-4449